Exhibit 16.1

March 4, 2011

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Skype Global S.à r.l., included under the section titled Change in Accountants in its Registration Statement on Form S-1. We agree with such statements concerning our Firm.

Very truly yours,

/s/    PricewaterhouseCoopers LLP